SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                        ----------------------------

                                 Form 8-K
                               Current Report
                   Pursuant to Section 13 or 15(d) of
                   The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): April 30, 2003

                            RIVOLI BANCORP, INC.
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             (Exact Name of Registrant as Specified in Charter)

           Georgia                   0-49691           58-2631780
       ----------------         ------------------   ---------------
   (State or other jurisdiction    (Commission      (I.R.S. Employer
       of Incorporation)            File Number)    Identification No.)

            5980 Zebulon Road, Macon, Georgia           31210
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          (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (478) 475-5200
                                                           ---------------

            ----------------------------------------------------
           (Former name or address, if changed since last report)



ITEM 9.   REGULATION FD DISCLOSURE.
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Rivoli BanCorp, Inc. is filing this Form 8-K to announce the results of its operations for the quarter ended March 31, 2003. Net income for the first quarter of 2003 was $235,600, reflecting a $22,300 decline compared to $256,800 for the same period last year. This decrease in income was due primarily to $40,900 in interest costs associated with the issuance of $3.0 million in trust preferred securities during the first quarter of 2003 and a $28,100 gain on the sale of securities during the first quarter of 2002. There were no sales of securities during the first quarter of 2003.

Total assets of $136.7 million at March 31, 2003 represent a 3.3% increase from total assets at December 31, 2002 and a 13.0% increase from March 31, 2002.

First quarter net interest income (interest earned on loans and investments less interest paid on deposits and other borrowings) increased by $74,400, or 6.2%, as compared to the same period in 2002. For the quarter ended March 31, 2003, non-interest income (other fees for services) increased to $310,800, a 10.9% improvement compared to the first quarter of last year. Non-interest operating expense increased by $82,200, or 8.3%, as compared to the first quarter of 2002.

Gross loans at March 31, 2003 totaled $98.7 million, relatively unchanged
from year-end 2002 and up 14.8% as compared to March 31, 2002.    Deposits
as of March 31, 2003 were $109.1 million, representing a 4.2% increase over the total as of December 31, 2002 and an 8.3% increase as compared to March 31, 2002.

"We are pleased with the company's progress during the first three months of 2003," stated Pat McGoldrick, Rivoli's President and CEO. "Loans continue to grow on pace with the success achieved last year. Credit quality remains in excellent condition and our reserves are strong. Nonetheless, the uncertain economy and war in Iraq cause us to remain cautious as we approach the remainder of the year," McGoldrick noted.

Rivoli BanCorp, Inc. is a one-bank holding company that owns all of the issued and outstanding stock of Rivoli Bank & Trust, which operates two offices in Macon, Georgia.


            Safe Harbor Statement Under the Private Securities
                    Litigation Reform Act of 1995

Certain statements in this Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could effect, the company's financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RIVOLI BANCORP, INC.


April 30, 2003                        /s/ J. Patrick Mc.Goldrick
                                      --------------------------------
                                      President and Chief Executive Officer